As filed with the Securities and Exchange Commission on September 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or jurisdiction of incorporation or organization)

13-4148725

(I.R.S. Employer Identification No.)

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528 USA

914-630-7431

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert B. Ladd

President and Chief Executive Officer

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528 USA

914-630-7431

Copies to:

Jay Kaplowitz, Esq.

Avital Even-Shoshan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

(212) 930-9700

Fax: (212) 930-9725

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer”, accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered (2)	Amount to be Registered (3) Proposed Maximum Aggregate Offering Price (4)		Amount of Registration Fee
Common Stock, par value $0.001 per share (5)		(1)		(1)
Preferred Stock, par value $0.001 per share (6)		(1)		(1)
Debt Securities		(1)		(1)
Warrants(7)		(1)		(1)
Rights(8)		(1)		(1)
Units(9)		(1)		$(1)
Total	$10,000,000		$1,143.82	(10)

(1)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o) and General Instruction II(D) of Form S-3 under the Securities Act, the table above omits certain information.

(2)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby.

(3)	The registrant is registering hereunder an indeterminate number or amount of common stock, preferred stock, debt securities, warrants, rights and units, as it may from time to time issue at indeterminate prices, in U.S. Dollars. The securities registered hereunder also include (i) such additional indeterminate number or amount of securities as may be issued upon the conversion, exchange or exercise of other offered securities to the extent no separate consideration is received therefor and (ii) such additional indeterminate number of shares of stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate initial offering price of all securities issued pursuant to this registration statement exceed $10,000,000.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

(5)	An indeterminate number of shares of common stock of MGT Capital Investments, Inc. are covered by this Registration Statement

(6)	An indeterminate number of shares of preferred stock of MGT Capital Investments, Inc. are covered by this Registration Statement. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.

(7)	An indeterminate number of warrants of MGT Capital Investments, Inc. are covered by this registration statement. Includes warrants to purchase common stock, warrants to purchase preferred stock, and warrants to purchase debt securities.

(8)	Rights evidencing rights to purchase securities of MGT Capital Investments, Inc.

(9)	Each Unit consists of any combination of two or more of the securities being registered hereby.

(10)	Pursuant to Rule 415(a)(6) promulgated under the Securities Act, (i) this registration statement includes $156,470 of unsold securities (not including securities unsold pursuant to the prospectus supplements dated December 30, 2013 and April 24, 2014) registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-182298) initially filed with the Securities and Exchange Commission on June 22, 2012, and declared effective on September 25, 2012 (the “2012 Registration Statement”) and (ii) the registration fee of $1,146 paid by the registrant with respect to such unsold securities in connection with the filing of the 2012 Registration Statement will continue to be applied to such unsold securities. As a result, the amount of the registration fee paid in connection with this registration statement is $9,843,530, calculated based on the additional $9,843,530 of securities registered pursuant to this registration statement. Notwithstanding the foregoing, the Proposed Maximum Aggregate Offering Price of $10,000,000 shall apply to all securities registered hereunder, including any newly-registered securities.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2015

PROSPECTUS

MGT Capital Investments, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

MGT Capital Investments, Inc. (referred to herein as “we,” “us,” “our,” “MGT,” “Registrant,” or the “Company”) is offering up to $10 million, in one or more offerings from time to time at prices and on terms that it will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, rights or a combination of these securities or units (collectively referred as “securities”) for an aggregate initial offering price of up to $10 million (the “Company Securities”). This prospectus describes the general manner in which the Company Securities may be offered using this prospectus. Each time we offer and sell securities or issuable upon exercise or conversion of any securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. We may not issue more than 19.9% of our currently outstanding common stock without Company stockholder approval and all such issuances are subject to NYSE MKT approval notwithstanding shareholder approvals.

The Company Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of the Company Securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Company Securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT LLC exchange (“NYSE MKT”) under the symbol “MGT”. On September 23, 2015, the last reported sales price of our common stock was $0.23. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE MKT. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE MKT or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus except for 3,205,908 shares of common stock sold pursuant to our At the Market Offering Agreement with Ascendiant Capital Markets, LLC dated December 30, 2013.

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Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the Company Securities we may offer. Each time we sell Company Securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” and “MGT” refer to MGT Capital Investments, Inc. and its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Registration Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Commission on April 15, 2015. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Registration Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (“MGT Studios”) and its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”). The Company also owns 10.0% of DraftDay Gaming Group, Inc. (“DDGG”). Our corporate office is located in Harrison, New York.

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry. MGT’s portfolio of assets in the online, mobile gaming and social casino gaming space includes MGTPlay.com and Slot Champ. The Company also provides a white label service to third party marketers.

In addition, MGT Gaming owns three U.S. patents covering certain features of casino slot machines. Both patents were asserted against alleged infringers in various actions in federal court in Mississippi. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including terminating the Mississippi litigation and all proceedings at the PTO. The parties have subsequently jointly terminated the Mississippi litigation and the PTO proceedings.

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On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DDGG, pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from the Company and MGT Sports. In exchange for the acquisition of the DraftDay Business, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234,375 due September 29, 2015, (c) a promissory note in the amount of $1,875,000 due March 8, 2016, and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions in the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common, and Sportech, Inc. owns 9,000,000 shares of DDGG common stock.

Outside of the business of acquiring, developing and monetizing assets in the online, mobile gaming and casino gaming space, MGT’s wholly owned subsidiary Medicsight owns U.S. Food and Drug Administration approved medical imaging software and has designed an automated carbon dioxide insufflation device which receives royalties on a per–unit basis from an international manufacturer on which the Company receives royalties from an international distributor.

Strategy

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the casino industry. The Company’s acquisition strategy is designed to obtain control of assets with a focus on risk mitigation coupled with large potential upside. We plan to build our portfolio by seeking out large social and real money gaming opportunities via extensive research and analysis. Next, we will attempt to secure controlling interests for modest cash and/or stock outlays. MGT then budgets and funds operating costs to develop business operations and tries to motivate sellers with equity upside. While the ultimate objective is to operate businesses for free cash flow, there may be opportunities where we sell or otherwise monetize certain assets.

There can be no assurance that any acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company stockholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise capital; such capital may not be available on terms acceptable to the Company, if at all.

Competition

MGT encounters intense competition in all its businesses, in many cases from larger companies with greater financial resources such as Zynga, Inc. (NASDAQ: ZNGA) and Caesars Interactive, Inc., a subsidiary of Caesars Acquisition Company (NASDAQ: CACQ) which focus on social and real money online gaming.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NYSE MKT under the symbol “MGT”.  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

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Preferred Stock. We may offer shares of our preferred stock, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including any dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  The terms of the preferred stock we may offer under this prospectus and any prospectus supplement will be set forth in a certificate of designations relating to that series and will be incorporated by reference into the registration statement of which this prospectus is a part.  We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Common Stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Rights. We may issue rights to purchase of preferred stock or common stock or debt securities of the Company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

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•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

Our Common Stock is traded on the NYSE MKT under the symbol “MGT”. On September 23, 2015, the closing price of our common stock was $0.23.

This prospectus describes some of the general terms that may apply to the Company Securities and the general manner in which they may be offered. The specific terms of any Company Securities that we sell will be included in a prospectus supplement, which will contain specific information about the terms of the Company Securities and the specific manner in which they will be offered.

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DILUTION

As of September 22, 2015, we had 15,241,857 shares of common stock issued and outstanding on a fully diluted basis. This number includes 10,296 shares of common stock issuable upon conversion of preferred stock, 36,500 unvested restricted shares, and 1,020,825 shares of common stock issuable upon the exercise of warrants.

If you invest in the offering of Company Securities by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing the Company Securities in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering; and

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).  As of the date of this prospectus, we have 14,210,736 shares of common stock outstanding and 10, 296 shares of Preferred Stock outstanding, consisting of 10, 296 shares of 6% Series A Cumulative Convertible Preferred Stock.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT”

Preferred Stock

The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

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(1) The number of shares constituting that class or series and the distinctive designation of that class or series;

(2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

6% Series A Cumulative Convertible Preferred Stock

As of September 22, 2015, the Company has 1,500,000 shares of 6% Series A Cumulative Convertible Preferred Stock authorized and 10, 296 shares outstanding. Each share is convertible at the option of the holder into one share of common stock, subject to a 9.99% beneficial ownership ceiling for each holder’s ownership of common stock at any one time. The conversion rate of the 6% Series A Cumulative Convertible Preferred Stock is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. These preferred shares have such other preferences, rights and limitations as are set forth in the Certificate of Designations of 6% Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on October 26, 2012.

Warrants

In connection with a May 11, 2012 Contribution and Sale Agreement, we issued warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share, exercisable at any time for four years after May 24, 2012. The Warrant exercise price is subject to adjustment in the case of dividends payment, subdivision, reclassification or combination of the Company’s Common Stock and when shares are granted or issued pursuant to the exercise of options to executive officers of the Company pursuant to an equity incentive plan of the Company. On May 20, 2013, the Company modified the warrants to eliminate the anti–dilution provision therein. The Company paid the holder $25,000 in cash as consideration for the modification. As of September 22, 2015, the Company had 403,029 of these warrants outstanding.

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In connection with a June 1, 2012 transaction, we issued a warrant to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share pursuant. The warrant is exercisable at the option of the holder at a $3.00 per share exercise price at any time for five years after June 1, 2012 or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) trading days during any thirty (30) consecutive trading day period occurring following the issuance date, as such terms are defined in the warrant.  The warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The warrants include a provision whereby the Investors are not eligible to exercise any portion of the warrants that would result in them together with their affiliates becoming a beneficial owner of more than 9.99% of the Company's common stock. As of September 22, 2015, the Company had 517,796 of these warrants outstanding.

In connection with an October 22, 2012 offering, we issued 1,380,362 units, at $3.26 per unit, each unit consisting of one share of 6% Series A Cumulative Convertible Preferred Stock and a five-year warrant to purchase up to such number of shares of Common Stock as shall be equal to 200% of the number of shares of Common Stock issuable upon conversion of the 6% Series A Cumulative Convertible Preferred Stock purchased by the investor in the offering at a per share exercise price of $3.85. As of September 22, 2015, none of these warrants were outstanding.

On April 24, 2014, the Company, through its subsidiary MGT Sports, entered into a six month Amended and Restated Consulting Agreement with DFS Consultants LLC (“DFS”), giving effect as of March 5, 2014. In exchange for expert promotional and site design services, the Company issued DFS warrants to purchase 100,000 shares of common stock at an exercise price of $3.75 per share, exercisable at any time for four years after April 24, 2014. As of September 22, 2015, all of of these warrants were outstanding.

Stock Options and Restricted Shares

Stock Incentive Plan

The Company’s board of directors established the 2012 Stock Incentive Plan (the “Plan”) on April 15, 2012, and the Company’s shareholders ratified the Plan at the annual meeting of the Company’s stockholders on May 30, 2012. The Plan is administered by the board of directors or the Compensation Committee of the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.  At the annual meeting of the stockholders of MGT held on September 27, 2013, stockholders approved an amendment to the Plan (the “Amended and Restated Plan”) to add a reload feature and to increase the amount of shares of common stock that may be issued under the Amended and Restated Plan to 1,335,000 shares from 415,000 shares.

Options granted under the Plan vest as determined by the Company’s Compensation and Nominations Committee and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. No option grants were issued during the three and six months ended June 30, 2015, and 2014. As of September 22, 2015, the Company has options to purchase 0 shares issued and outstanding.

Restricted Shares – Directors, Officers, Employees and Non-Employees

As of September 22, 2015, the Company has 976,691 restricted shares issued and outstanding. The restricted shares are valued using the closing market price on the date of grant, of which the share–based compensation expense is recognized over their vesting period. The unvested shares are subject to forfeiture if the applicable recipient is not a director, officer and/or employee of the Company at the time the restricted shares are to vest.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Sales  may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE MKT in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

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•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, at prevailing market prices at the time of sale, at negotiated prices or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NYSE MKT. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

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Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed an underwriter and, if not identified in this prospectus, may be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Sichenzia Ross Friedman Ference LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, redeemable preferred stock and changes in stockholders’ equity and cash flows for the years then ended were audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.mgtci.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

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This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) March 31, 2015, filed with the SEC on May 15, 2015 and (b) June 30, 2015, filed with the SEC on August 14, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on September 11, 2015; September 10, 2015, August 17, 2015, August 14, 2015; July 22, 2015; July 21, 2015; July 6, 2015; June 18, 2015; June 12, 2015; and May 18, 2015;

•	The description of our common stock contained in our registration statement on (a) Form S-3 and Form S-3/A filed with the SEC on September 25, 2012, September 21, 2012, July 31, 2012 and June 22, 2012. (b) Forms S-1 and S-1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011, and November 16, 2011;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock hereunder; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

Phone: (914) 630-7431

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.mgtci.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

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MGT Capital Investments, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$1,143.82
Attorney's fees and expenses	$		*
Accountant's fees and expenses	$		*
Printing and engraving expenses	$		*
*
Total	$		*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim,  action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

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Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The Exhibit Index beginning on page 20 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

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(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on September 24, 2015.

MGT CAPITAL INVESTMENTS, INC.

/s/ Robert B. Ladd
Robert B. Ladd
President and Chief Executive Officer
(Principal Executive Officer)

Date: September 24, 2015.

/s/ Robert P. Traversa
Robert P. Traversa
Treasurer and Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Date: September 24, 2015.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Ladd and Robert P. Traversa, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Ladd	President, CEO and Director	September 24, 2015
Robert B. Ladd	(Principal Executive Officer)

/s/ Robert P. Travesa	Treasurer and Chief Financial Officer and Director	September 24, 2015
Robert P. Traversa	(Principal Financial Officer)

/s/ H. Robert Holmes	Director and Chairman of the Board	September 24, 2015
H. Robert Holmes

/s/ Michael Onghai	Director	September 24, 2015
Michael Onghai

	Director	September 24, 2015
Joshua Silverman

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EXHIBIT INDEX

Exhibit No.	Description

*1.1	Form of underwriting agreement (or other similar agreement)

3.1	Restated Certificate of Incorporation of MGT Capital Investments, Inc. (1)

3.2	Amended and Restated Bylaws of MGT Capital Investments, Inc. (2)

*4.1	Form of Indenture

*4.2	Form of Debt Securities

*4.3	Form of Warrant Agreement, if any, including form of Warrant

*4.4	Form of Preferred Stock Certificate

*4.5	Form of Right Certificate

*4.7	Form of Unit Agreement

*4.8	Form of Unit Certificate

*4.9	Certificate of Designation of Preferred Stock

*4.10	Form of Preferred Stock Certificate

** 5.1	Opinion of Sichenzia Ross Friedman Ference LLP

**23.1	Consent of Marcum LLP

** 23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on signature page hereto)

***25.1	Form T-1 Statement of Eligibility of Trustee for Debt Indenture under the Trust Indenture Act of 1939, as amended

(1)	Denotes previously filed exhibit: filed on November 13, 2013 with MGT Capital Investments, Inc.’s Quarterly Report on Form 10-Q.
(2)	Denotes previously filed exhibit: filed on January 30, 2014 with MGT Capital Investments, Inc.’s Current Report on Form 8-K.

* If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Registrant.

** Filed herewith.

*** If applicable, to be filed subsequent to the effectiveness of this registration statement pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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